UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

     Meritor held its 2015 Annual Meeting of Shareowners on January 22, 2015. At the meeting, the following matters were voted on and received the specified number of votes in favor, votes withheld or against, abstentions (if applicable) and broker non-votes:

(i)	Election of directors: The following individuals were elected to the Board of Directors, with terms expiring at the Annual Meeting of Shareowners in 2018. Voting results were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
David W. Devonshire	60,746,995	19,447,374	8,454,984
Victoria B. Jackson Bridges	60,250,245	19,944,124	8,454,984
Lloyd G. Trotter	77,930,704	2,263,665	8,454,984

(ii)
Approval of executive compensation: The shareowners approved, on an advisory basis, the compensation of the named executive officers as disclosed in Meritor’s definitive proxy statement for the 2015 Annual Meeting of Shareowners. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
76,627,700	2,423,429	1,143,240	8,454,984

(iii)
Appointment of auditors: The shareowners approved the ratification of the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as Meritor’s auditors. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
87,266,543	641,742	741,068	0

(iv)	Amended and Restated Incentive Compensation Plan: The shareowners approved the amended and restated Incentive Compensation Plan, including the performance goals. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
77,655,758	1,319,354	1,219,257	8,454,984

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: January 27, 2015	By:	/s/ Sandra J. Quick
Sandra J. Quick
Senior Vice President, General Counsel and Corporate Secretary

3